    November 28, 2022  Dear Neil:  We are very pleased to present you with an employment offer to serve as the company’s Chief Operations Officer  with Array Tech, Inc., a New Mexico corporation (the “Company”).  I would like to provide written details of your  employment and related benefits.  I look forward to your contribution and success as Chief Operations Officer of the  Company.    As part of your employment by the Company, you agree to devote your full business time and attention to the  business of the Company and to faithfully, diligently, and competently perform your duties hereunder. During your  employment with the Company, you shall have the normal duties, responsibilities, functions, and authority  customarily exercised by the Chief Operations Officer of a company of similar size and nature as the Company,  subject to the power and authority of the Chief Executive Officer and the Board of Directors of the Company (the  “Board”) to expand or limit such duties, responsibilities, functions and authority. While employed by the Company,  you agree not to serve as an officer, director, employee, consultant or advisor to any other business (with or without  compensation) without the Company’s prior written and signed consent.    The information below summarizes various employment details and benefits to which you will be entitled to, as  Chief Operations Officer.    1. Effective Date of New Role    The effective date of the new role is will be mutually agreed upon but will be no later than January 30, 2023.  2. Base Salary    Your annual base salary (as adjusted from time to time, “Salary”) during your employment with the Company will be  $375,000, paid periodically in accordance with the Company’s normal payroll practice for salaried employees.  You  will be eligible for a merit increase during our annual merit increase process in March 2024.    3. Annual Bonus    Your annual bonus target (as adjusted from time to time, the “Annual Bonus”) will be 60% of your Salary and will be  based on Company performance metrics in addition to your individual performance, as determined by the Board or  the Human Capital Committee thereof.  Bonuses are awarded at the sole discretion of the Company.  Payment of  any Annual Bonus amount is conditioned on your remaining employed by the Company through the time of the  bonus payment.  You will be eligible to receive the equivalent of your actual 2022 annual bonus with Rotork,  following the publishing of 2022 year‐end and incentive results.  The bonus payment will be made in March 2023  with Array annual bonus payments.

      Additionally, you will receive a one‐time cash bonus of $75,000 to assist with relocation expenses, subject to your  timely relocation to the Greater Phoenix Area (“Relocation Bonus”), payable with your first regularly scheduled  payroll subject to applicable withholdings payable with or prior to your second regularly scheduled payroll date  subject to applicable withholdings. If your employment is terminated for Cause or you resign without Good Reason  prior to the 24‐month anniversary of the date you start employment with the Company, you will be required to  repay to the Company the amount of the Relocation Bonus, as applicable, within 30 days of the termination of your  employment.    4. Long Term Incentives.    Beginning in fiscal year 2023, you will be eligible to receive an annual equity grant under the Company’s Long Term  Incentive Plan (the “LTIP”), in the discretion of the Board or the Human Capital Committee thereof, with a target  grant date fair value of $500,000 (the “Annual Equity Grant”).  The above referenced Annual Equity Grants will be  made on or about March 15, 2023, subject to applicable approvals.  Additionally, following your employment start  date, you will be eligible to receive a one‐time equity grant with a grant date fair value of $250,000 in the form of  Restricted Stock Units (“RSUs”) vesting in three equal annual installments beginning on the first anniversary of the  grant date, in each case subject to your continued employment through the applicable vesting date.  5. Benefits Coverage    During your employment with the Company, you will be entitled to participate in each of the benefit plans made  available by the Company to its salaried employees, on terms no less favorable than those applicable to other  salaried employees. Participation in Company benefit plans will be governed by and subject to the terms, conditions  and overall administration of such plans.  You will be eligible for health, welfare, and retirement benefits beginning  on your date of employment.  6. Vacation; Paid Time Off    During your employment with the Company, you will be entitled to twenty (20) days of paid time off per calendar  year, accrued on a pro rata basis and available throughout a calendar year, and you shall be entitled to holidays  normally paid by the Company, in each case in accordance with the Company’s policies and subject to the  Company’s employee handbook, as the same may be modified from time to time. Nothing stated herein shall be  interpreted to conflict with applicable wage laws requiring the payment of all accrued but unpaid paid time off at  the time employment is terminated for any reason.    7. Reimbursement of Expenses    During your employment with the Company, the Company will reimburse you for all reasonable and documented  out‐of‐pocket travel and other expenses incurred in performing duties and responsibilities under this letter  agreement which are consistent with the Company’s policies in effect from time to time with respect to travel,  entertainment and other business expenses. All of the Company’s reimbursement obligations pursuant to this

      Section 7 shall be subject to the Company’s requirements with respect to reporting and documentation of such  expenses.    8. At Will Employment  We anticipate and are hopeful of a long and fruitful relationship. Your employment by the Company will be “at will,”  meaning that you and the Company may terminate your services at any time for any reason or no reason and without  prior notice, except as set forth herein.    9. Confidential Information, Non‐Solicitation, Non‐Disparagement and Invention Assignment    By your acceptance of this letter agreement, you agree to execute and abide by the “Confidential Information, Non‐  Disparagement and Non‐Solicitation Agreement” attached hereto as Exhibit A and the “Employee Inventions  Assignment Agreement” attached hereto Exhibit B, which are incorporated herein by reference.  10. Representations    You hereby represent and warrant to the Company that (i) the execution, delivery and performance of this letter  agreement by you does not and shall not conflict with, breach, violate or cause a default under any contract,  agreement, instrument, order, judgment or decree to which you are a party or by which you are bound, (ii) you are  not a party to or bound by any employment agreement, non‐compete agreement or confidentiality agreement with  any person or entity other than the Company (except for confidentiality agreements disclosed to the Company prior  to the date hereof, none of which would in any way limit your abilities to perform your duties to the Company), and  (iii) upon the execution and delivery of this letter agreement by the Company, this letter agreement shall be the  valid and binding obligation of yours, enforceable in accordance with its terms (except as such enforceability may be  limited by applicable bankruptcy, insolvency or other similar laws affecting or relating to enforcement of creditors’  rights generally or general principles of equity). You hereby acknowledge and represent that you have consulted  with independent legal counsel regarding your rights and obligations under this letter agreement and that you fully  understand the terms and conditions contained herein.  11. Corporate Opportunities    You shall submit to the Company all business, commercial and investment opportunities or offers presented or  otherwise made available to you or of which you become aware at any time during the period of your employment  which relate to the business of the Company or any Company affiliate (“Corporate Opportunities”). Unless approved  by the Company in a signed writing by an Executive Officer, you shall not accept or pursue, directly or indirectly, any  Corporate Opportunities on your own behalf or on behalf of any party other than the Company or any Company  affiliate.  12. Cooperation

      During the period of your employment and thereafter, you shall provide reasonable cooperation with the Company  in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute  with a third party as reasonably requested by the Company (including by being available to the Company upon  reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony  without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent  information and turning over to the Company all relevant documents which are or may come into your possession,  all at times and on schedules and terms that are reasonably consistent with your other permitted activities and  commitments). In the event the Company requires your cooperation in accordance with this provision, the Company  shall pay your reasonable travel and other reasonable and documented out‐of‐pocket expenses related to such  cooperation (such as lodging and meals) upon submission of invoices. In all cases, reasonable account shall be taken  of the time commitment that would be involved in any request by the Company, your other professional and  personal commitments and/or whether information or assistance can be obtained as effectively or sufficiently by  other means or by other representatives within the Company.  13. U.S. Income Tax Rule Compliance    All payments under this letter agreement are stated in gross amounts and shall be subject to customary withholding  and other amounts required by law to be withheld. The Company shall be entitled to deduct or withhold from any  amounts owing from the Company to you any federal, state, local or foreign withholding taxes, excise taxes or  employment taxes (“Taxes”) imposed with respect to your compensation or other payments from the Company  (including wages, bonuses, the receipt or exercise of equity options, and/or the receipt or vesting of restricted  equity). In the event the Company does not make such deductions or withholdings, you shall indemnify the  Company for any amounts paid with respect to any such Taxes.  14. Deferred Compensation Provisions    Notwithstanding any other provision herein: (a) the parties hereto intend that payments and benefits under this  letter agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended,  and the regulations and guidance promulgated thereunder (“Section 409A”) and, accordingly, to the maximum  extent permitted, this letter agreement shall be interpreted to be in compliance therewith or exempt therefrom; (b)  for all purposes of this letter agreement, references herein to “termination,” “termination of employment,”  “resignation” or other terms of similar import shall in each case mean a “separation from service” within the  meaning of Section 409A; (c) in the event that you are a “specified employee” for purposes of Section 409A at the  time of separation from service, any separation pay or other compensation payable hereunder by reason of such  separation of service that would otherwise be paid during the six‐month period immediately following such  separation from service shall instead be paid on the six‐ month anniversary of the separation from service to the  extent required to comply with Section 409A (or if earlier, within 60 days following your death); (d) for purposes of  Section 409A, your right to receive any installment payment pursuant to this letter agreement shall be treated as a  right to receive a series of separate and distinct payments; (e) in no event shall any payment under this letter  agreement that constitutes nonqualified deferred compensation subject to Section 409A, as determined by the  Company in its sole discretion, be subject to offset unless otherwise permitted by Section 409A; (f) to the extent that reimbursements or other in‐kind benefits under this letter agreement constitute “nonqualified deferred  compensation” for purposes of Code Section 409A, (i) all expenses or other reimbursements hereunder shall be  made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred  by you, (ii) any right to reimbursement or in‐kind benefits shall not be subject to liquidation or exchange for another  benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in‐ kind benefits provided in any  taxable year shall in any way affect the expenses eligible for reimbursement, or in‐kind benefits to be provided, in  any other taxable year; and (g) payments made in accordance with the Company’s normal payroll practices shall be  made within thirty (30) days of each payroll date pursuant to the payroll schedule of the Company.    The Company makes no representation to you regarding the taxation of the compensation and benefits under this  letter agreement, including, but limited to, the tax effects of Section 409A, and you shall be solely responsible for  the taxes imposed upon you with respect to your compensation and benefits under this letter agreement. In no  event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you  by Section 409A or damages for failing to comply with Section 409A.  15. General    This letter agreement embodies the complete agreement and understanding among the parties and supersedes and  preempts any prior understandings, agreements or representations by or among the parties, written or oral, which  may have related to the subject matter hereof in any way. The language used in this letter agreement shall be  deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict  construction shall be applied against any party. All issues and questions concerning the construction, validity,  enforcement and interpretation of this letter agreement and the exhibits and schedules hereto shall be governed by,  and construed in accordance with, the laws of the State of Arizona, without giving effect to any choice of law or  conflict of law rules or provisions (whether of the State of Arizona or any other jurisdiction) that would cause the  application of the laws of any jurisdiction other than the State of Arizona. Each party agrees to commence any  action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in a United  States District Court located in the District of Arizona, or in an Arizona State Court located in Maricopa County,  Arizona, and irrevocably and unconditionally waives any objection to venue of any action, suit or proceeding arising  out of this letter agreement or the transactions contemplated hereby in such courts and any claim that any such  proceeding brought in such court has been brought in an inconvenient forum. No amendment, modification or  waiver of this letter agreement shall be effective unless set forth in a written instrument executed by the Company  and you. You may not assign your rights or obligations hereunder without the prior written consent of the Company.    All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (i) five  business days after being sent by first class mail, return receipt requested, postage prepaid, (ii) one business day  after being sent by reputable overnight courier, (iii) upon personal delivery, or (iv) when sent by facsimile or email, if  sent prior to 6:00 p.m. Pacific Time on a business day (or else on the next following business day), in each case to the  addresses, and email addresses set forth below (provided that a party may change his or its notice information by  providing written notice to the other party in accordance with the foregoing provisions of this paragraph):

      Notices to you via email:    Neil Manning  Email: neilmanning018@gmail.com  Notices to the Company via mail and email:  Array Tech, Inc.  3133 W Frye Road, Suite 600  Chandler, AZ 85226  Attention: Chief Human Resources Officer  Email: terrance.collins@arraytechinc.com    My colleagues at the Company and I look forward to supporting you in what we believe will be a productive and  mutually rewarding collaboration.    Please return these terms and conditions below, returning the original to me, and keeping a copy for yourself.      Sincerely yours,    Array Tech, Inc.    By: /s/ Terrance Collins    Name: Terrance L. Collins    Title:  Chief Human Resources Officer        I accept the above terms of the role and agree to be bound by the terms of this letter agreement.             /s/ Neil Manning                                      December 2, 2022  Neil Manning  Date

      Exhibit A Confidential Information, Non‐Disparagement and Non‐Solicitation Agreement  1. Definitions. Whenever used in this agreement the following words and phrases shall have the following  respective meanings:  a. “Company” shall mean Array Tech, Inc. together with all of its operating companies, subsidiaries,  and affiliates.  b. “Customers” shall mean and include each person or entity: (i) to which the Company has sold,  furnished, or made a proposal to sell or furnish any products, goods, services, or equipment which  comprise any part of the Company’s products; or (ii) with which the Company has entered into an  agreement, or made a sale of any kind.  c. “Supplier” shall mean and include each person or entity from which the Company has acquired  equipment, inventory, components, products, or services used by the Company to design,  manufacture, fabricate, sell, or deliver any of the Company’s products (all such persons or entities  are collectively referred to as “Supplier”).  d. Unless otherwise specified in writing by the Company, and except as limited below in Section (1)(e),  “Confidential Information” shall mean all information about the Company’s business and affairs,  regardless of the format of such information and whether such information has been separately  identified as “confidential” or “proprietary,” and whether such information is patentable,  copyrightable, or otherwise protected by law. Without limiting the scope of the foregoing,  Confidential Information includes (i) business plans, financial reports, financial data, employee data,  Customer lists, Customer preferences, Customer needs, Customer requirements, forecasts,  strategies, contract terms, current and future proposals and quotations, profit margins or markups,  costs, expenses, Supplier terms and conditions, strategies, plans, and agreements with regard to  Supplier(s), and all other business information; (ii) Trade Secrets; and (iii) product designs and/or  specifications, algorithms, computer programs, mask works, inventions, unpublished patent  applications, manufacturing or other technical or scientific know‐how, specifications, technical  drawings, diagrams, schematics, software or firmware code, semiconductor or printed circuit board  layout diagrams, technology, processes, and any other Trade Secrets, discoveries, ideas, concepts,  know‐how, techniques, materials, formulae, compositions, information, data, results, plans, surveys,  and/or reports of a technical nature or concerning research and development and/or engineering  activity.  e. “Confidential Information” excludes information which you can demonstrate (i) is in the public  domain through no act or omission of yours in violation of any agreement to which you are a party  with the Company or any policy of the Company or (ii) has become available to you on a non‐  confidential basis from a source other than the Company without breach of such source’s  confidentiality or non‐disclosure obligations to the Company.  f. “Trade Secrets” shall mean and include any compilation of data or information that would constitute  a trade secret under applicable law.

      2. Confidential Information.  You acknowledge that, in the course of your employment with the Company, you  will occupy a position of trust and confidence.  You shall not, except in the course of the good faith  performance of your duties to the Company, or as required by applicable law, without limitation in time and  whether directly or indirectly, disclose to any person or entity, or use, any Confidential Information.  You  agree to deliver or return to the Company, at the Company’s request at any time or upon termination or  expiration of your employment or as soon thereafter as possible, (i) all documents, computers, computer  tapes and disks, records, lists, data, drawings, prints, notes, written information, keys and other personal  property furnished by the Company or prepared by you during the term of your employment by the  Company, and (ii) all notebooks and other data relating to research or experiments or other work conducted  by you in the scope of employment, and in each case, all copies thereof.  3. Prior Employment. During your employment with the Company, you shall be prohibited from using or  disclosing any Confidential Information that you may have learned through any prior employment.  If at any  time during your employment with the Company you believe you are being asked to engage in work that  will, or will be likely to, jeopardize any confidentiality or other obligations you may have to former  employers, you shall immediately advise the Company so that your duties can be modified appropriately.  You represent and warrant to the Company that you took nothing with you which belonged to any former  employer when you left your prior employment positions and that you have nothing that contains any  information which belongs to any former employer.  If at any time you discover this is incorrect, you shall  notify the Company and cooperate with the Company to take appropriate action.  The Company does not  want any such materials or information, and you shall not be permitted to use or refer to any such materials  or information in the performance of your duties hereunder.  4. Non‐Solicitation of Customers and Suppliers. During the 24 months subsequent to your termination from  Company (the “Applicable Period”) for any reason, whether voluntary or involuntary, you shall not, directly  or indirectly, influence or attempt to influence Customers, Suppliers, licensees, licensors, franchisees, or  other business relations of the Company to divert any of their business away from the Company or  otherwise interfere with their relationship with the Company.  5. Non‐Hire and Non‐Solicitation of Employees.  You recognize that you possess and will possess Confidential  Information about other employees of the Company relating to their education, experience, skills, abilities,  compensation and benefits, and inter‐personal relationships with Customers of the Company.  You  recognize that the information you possess and will possess about these other employees is not and will not  be generally known, is of substantial value to the Company in developing its business and in securing and  retaining Customers and has been and will be acquired by you because of your business position with the  Company.  You agree that, during the Applicable Period, you will not, directly or indirectly, solicit, recruit,  induce, or encourage or attempt to solicit, recruit, induce, or encourage any employee of the Company to  terminate his or her employment or any other relationship with the Company, or otherwise interfere with  their relationship with the Company; provided that you are not prohibited from making general solicitations  of employment that are not targeted at the Company and its employees.  You also agree that you will not  convey any Confidential Information about other employees of the Company, including names and contact  information, to any other person or entity.

      6. Non‐Disparagement.  You agree to refrain from directly or indirectly making any derogatory or negative  statements or communications regarding the Company or any of its employees, officers, board members,  affiliates, products, services, or practices, provided that you may confer in confidence with your legal  representatives and make truthful statements as required by law or legal process.  7. Remedies.  If, at the time of enforcement of this agreement, a court holds that the restrictions stated herein  are unreasonable under circumstances then existing, the parties hereto agree that the maximum period,  scope, or geographical area reasonable under such circumstances shall be substituted for the stated period,  scope, or area and that the court shall be allowed to revise the restrictions contained herein to cover the  maximum period, scope, or area permitted by law.  Because your services are unique and because you have  access to Confidential Information and Work Product, the parties hereto agree that the Company would  suffer irreparable harm from a breach of this agreement by you and that money damages would not be an  adequate remedy for any such breach.  Therefore, in the event of a breach or threatened breach of this  agreement, the Company and its successors, affiliates, or assigns, in addition to other rights and remedies  existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief  from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions  hereof (without posting a bond or other security).  In addition, in the event of a breach or violation by you of  Section 4, 5 or 6, the Applicable Period shall be automatically extended by the amount of time between the  initial occurrence of the breach or violation and when such breach or violation has been duly cured.  8.  Additional Acknowledgements.  In addition, you acknowledge that the provisions of this agreement are in  consideration of your new or continued employment with the Company and additional good and valuable  consideration as set forth in this agreement.  You also acknowledge that (i) the restrictions contained in this  agreement do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on  your ability to earn a living, (ii) the business of the Company is international in scope, and (iii)  notwithstanding the state of formation or principal office of the Company or residence of any of its  executives or employees (including you), the Company has business activities and have valuable business  relationships within its respective industry throughout the United States of America.  You agree and  acknowledge that the potential harm to the Company of the non‐enforcement of this agreement outweighs  any potential harm to you of its enforcement by injunction or otherwise.  You acknowledge that you have  carefully read this agreement and consulted with legal counsel of your choosing regarding its contents, have  given careful consideration to the restraints imposed upon you by this agreement and are in full accord as to  their necessity for the reasonable and proper protection of Confidential Information of the Company now  existing or to be developed in the future.  You expressly agree and acknowledge that each and every  restraint imposed by this agreement is reasonable with respect to subject matter, time period and  geographical area.

      9. Survival of Provisions.  The obligations contained in this agreement shall survive the termination or  expiration of your employment with the Company and shall be fully enforceable thereafter.          Employee Name: Neil Manning      Employee Signature: /s/ Neil Manning    Date: December 2, 2022

      Exhibit B  Employee Inventions Assignment Agreement    In consideration for my new or continued employment by Array Tech, Inc. (“Company”), and the compensation paid  to me now and during my employment with Company, I, Neil Manning, acknowledge and agree to the following (the  “Agreement”):  1. Definitions. Whenever used in this Agreement the following words and phrases shall have the following  respective meanings. Other words and phrases are defined within the context of the Agreement below and  will have the respective meanings as identified within the body of the Agreement.  a. “Intellectual Property Rights” means all discoveries, concepts, ideas, Inventions, innovations,  improvements, developments, methods, designs, analyses, drawings, reports, patent applications,  copyrightable work and mask work, Confidential Information, Copyrights, trademarks, mask work  rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or  country.  b. “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make  derivative works of a work of authorship (including as a literary, software source code or artistic  work) recognized by the laws of any jurisdiction or country.  c. “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar  rights recognized by the laws of any jurisdiction or country.  d. “Inventions” means trade secrets, inventions, mask works, ideas, processes, formulas, software in  source or object code, data, programs, other works of authorship, know‐how, improvements,  discoveries, developments, designs and techniques and any other proprietary technology and all  Intellectual Property Rights therein.  e. “Trade Secrets” means and includes any compilation of data or information that would constitute a  trade secret under applicable law.  f. “Confidential Information” means, unless otherwise specified in writing by the Company, all  information about the Company’s business and affairs, regardless of the format of such information  and whether such information has been separately identified as “confidential” or “proprietary,” and  whether such information is patentable, copyrightable, or otherwise protected by law. Without  limiting the scope of the foregoing, Confidential Information includes (i) business plans, financial  reports, financial data, employee data, Customer lists, Customer preferences, Customer needs,  Customer requirements, forecasts, strategies, contract terms, current and future proposals and  quotations, profit margins or markups, costs, expenses, Supplier terms and conditions, strategies,  plans, and agreements with regard to Supplier(s), and all other business information; (ii) Trade  Secrets; and (iii) product designs and/or specifications, algorithms, computer programs, mask works,  inventions, unpublished patent applications, manufacturing or other technical or scientific know‐  how, specifications, technical drawings, diagrams, schematics, software or firmware code, semiconductor or printed circuit board layout diagrams, technology, processes, and any other Trade  Secrets, discoveries, ideas, concepts, know‐how, techniques, materials, formulae, compositions,  information, data, results, plans, surveys, and/or reports of a technical nature or concerning  research and development and/or engineering activity. “Confidential Information” excludes  information which you can demonstrate (i) is in the public domain through no act or omission of  yours in violation of any agreement to which you are a party with the Company or any policy of the  Company or (ii) has become available to you on a non‐confidential basis from a source other than  the Company without breach of such source’s confidentiality or non‐disclosure obligations to the  Company.  2. Inventions Retained by Me.  Attached hereto as Exhibit A, is a list describing all Inventions, original works of  authorship, developments, and improvements, which were made or owned by me prior to my employment  with the Company and which belong to me or in which I have an interest (collectively, “Prior Inventions”). If  no such list is attached, I represent that there are no such Prior Inventions.  3. Use of Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, any Prior Invention  into a Company product, process, machine, or otherwise without prior written and signed consent by a  Company Executive Officer. Notwithstanding the foregoing sentence, and unless Company and I agree  otherwise, if, in the course of my employment with the Company, I incorporate a Prior Invention into a  Company product, process, machine, or otherwise, the Company is hereby granted and shall have a non‐  exclusive, royalty‐free, irrevocable, sublicensable, perpetual, transferrable, and fully‐paid worldwide license  to make, have made, modify, use, distribute, publicly perform, publicly display in any form or medium, offer  to sell, and sell such Prior Invention as part of or in connection with such product, process, or machine. To  the extent that any third parties have rights in any such Prior Inventions, I hereby represent and warrant  that such third party or parties have validly and irrevocably granted to me the right to grant the license  stated above.  4. Assignment of Inventions and Intellectual Property Rights.  a. Subject to Section 2, and except for Prior Inventions set forth in Exhibit A, I hereby assign to  Company (or to a third party as directed by Company) all my right, title, and interest in and to any  and all Inventions and Intellectual Property Rights made, conceived, reduced to practice, or learned  by me, either alone or with others, during the period of my employment by Company and that  relate to the Company’s or any Company affiliate’s actual or anticipated business, research and  development, or existing or future products or services (“Company Inventions”). To the extent  required by applicable Copyright laws, I agree to assign in the future (when any copyrightable  Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such  Inventions. Any assignment of Company Inventions (and all Intellectual Property Rights with respect  thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights  cannot be assigned to Company and to the extent the following is allowed by the laws in any  country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement  of such Moral Rights, and all claims and causes of action of any kind against Company or related to  Company’s customers, with respect to such rights. I further acknowledge and agree that neither my  successors‐in‐interest nor legal heirs retain any Moral Rights in any Company Inventions (and any

      Intellectual Property Rights with respect thereto) assigned hereunder.  b. During and after my employment with the Company, I agree to provide such assistance as the  Company may reasonably request to (i) apply for, obtain, perfect, and transfer to the Company (or  to a third party as directed by Company) the Company Inventions in any jurisdiction in the world;  and (ii) maintain, protect, and enforce the Company’s rights and interests to Company Inventions  which were developed, at least in part, by me and assigned to Company (or third party as directed  by Company). In the event that I do not promptly cooperate with the Company’s request to assist, as  set forth above, I hereby irrevocably grant the Company a power of attorney to execute and deliver  any such documents on my behalf and in my name and to do all other lawfully permitted acts to  transfer, issue, prosecute, and maintain the Company Inventions to the full extent permitted by law.  5. Nonassignable Inventions – Exclusion States Only.1  I recognize that this Agreement will not be deemed to  require assignment of any Invention that is covered under certain state statutes that limit assignable  inventions, such as California Labor Code section 2870(a) or Section 1060/2 of Chapter 765, Act 1060 of the  Illinois Employee Patent Act (collectively, these, plus state laws similar to those mentioned above are  referred to as “Specific Inventions Laws”) except for those Inventions that are covered by a contract  between Company and the United States or any of its agencies that require full title to such patent or  Invention to be in the United States. If I am an employee based in a state with an enacted Specific Inventions  Law, I have reviewed the applicable notification in Exhibit A (“Limited Exclusion Notification”) regarding the  foregoing Specific Inventions Law and agree that my signature acknowledges receipt of the notification.  6. Records; Obligation to Keep Company Informed; Confidentiality.  During the period of my employment: (i) I  agree to keep and maintain adequate and current records (in the form of invention disclosure forms, notes,  sketches, drawings and in any other form that is required by Company) of all Intellectual Property Rights  developed by me and all Company Inventions made by me, which records will be available to and remain the  sole property of Company at all times; and (ii) I will promptly and fully disclose to Company in writing all  Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others. If I am a  resident of state with Specific Inventions Laws (such as California, Illinois, Delaware, Kansas, Minnesota,  North Carolina, Utah or Washington, for example), at the time of each such disclosure I will advise Company  in writing of any Inventions that I believe fully qualify for protection under the provisions of the Specific  Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate  that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties  without my consent any confidential information disclosed in writing to Company pursuant to this  Agreement relating to Inventions that qualify fully for protection under the Specific Inventions Law. I will  preserve the confidentiality of any Invention that does not fully qualify for protection under the Specific  Inventions Law. I further agree not to disclose at any time during or after the term of my employment,  directly or indirectly, to any unauthorized person without the Company’s prior written permission, any  knowledge not available to the public which I acquire regarding Company’s Intellectual Property Rights or  other private or confidential matters acquired during the term of my employment.    1 This Section applies only to Company employees that are either residing in, or primarily work or receive pay in, states Specific Inventions  Laws.

      7. Ownership of Work Product.  I acknowledge and agree that all Intellectual Property Rights and all  discoveries, concepts, ideas, innovations, improvements, developments, methods, designs, analyses,  drawings, reports, patent applications, copyrightable work and mask work (whether or not including any  Confidential Information) and all registrations or applications related thereto, all other proprietary  information, and all similar or related information (whether or not patentable) which relate to the  Company’s actual or anticipated business, research, and development or existing or future products or  services and which are conceived, developed or made by you (whether alone or jointly with others, and  whether before or after the date hereof) while employed by the Company (“Work Product”), belong to the  Company.  I agree that I shall promptly disclose such Work Product to the Company and, at the Company’s  expense, perform all actions reasonably requested by the Company (whether during or after the  employment period) to establish and confirm the Company’s ownership (including assignments, consents,  powers of attorney and other instruments). I acknowledge and agree that all Work Product shall be deemed  to constitute “works made for hire” under applicable law. The foregoing provisions of this section 7 shall not  apply to any Work Product that you developed entirely on your own time without using the Company’s  equipment, supplies, facilities, or Trade Secret information, except for those inventions that (i) relate to the  Company’s business or actual or demonstrably anticipated research or development, or (ii) result from any  work performed by you for the Company.  8. Publicity.  I hereby consent to any and all uses and displays, by Company and its agents, of my name, voice,  likeness, image, appearance and relevant background information in, on or in connection with any pictures,  photographs, audio and video recordings, digital images, websites, advertising, sales and marketing  brochures, books, magazines, other publications, CDs, DVDs, tapes and all other printed and electronic  forms and media throughout the world, at any time during or after the period of my employment by  Company, for all legitimate commercial or non‐commercial purposes (“Permitted Use”). I understand that I  will not receive any additional compensation for such Permitted Use and I hereby forever release Company  and anyone working on behalf of Company from any and all claims, actions, damages, losses, costs,  expenses and liability of any kind, arising under any legal or equitable theory whatsoever at any time during  or after the period of my employment by Company, in connection with any Permitted Use.  9. Incorporation of Software Code.  I agree that I will not incorporate into any Company software or otherwise  deliver to Company any software code licensed under the GNU General Public License or Lesser General  Public License or any other license that, by its terms, requires or conditions the use or distribution of such  code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except  in strict compliance with Company’s policies regarding the use of such software.  10. No License.  I understand that this Agreement does not, and shall not be construed to, grant me any license  or right of any nature with respect to information made available to me by the Company, including any  Company Inventions and Intellectual Property Rights.  11. Return of Information.  Prior to leaving employment with the Company or upon Company’s request at any  time during the my employment, I agree to promptly (i) deliver, provide, or return to the Company the  original and all copies of any and all Confidential Information that I may have obtained, as well as any and all  documents, records, property, files, drawings, tapes, plans, tools, and equipment that are in the my  possession or control and that are Company’s property; and (ii) delete or destroy all copies of any

      Confidential Information, documents, and materials not returned to the Company that remain in my  possession or control, including those stored on any non‐Company devices, networks, storage locations, and  media in my possession or control.  12. General Provisions.  a. Representations and Acknowledgements.  I represent that I have not entered into, and agree not to  enter into, any oral or written agreement in conflict with this Agreement. I agree and acknowledge  that all restrictions in this Agreement are reasonable under the circumstances of my employment  and hereby waive any argument that this Agreement is invalid or unenforceable.  b. Severability.  In case any one or more of the provisions, subsections, or sentences contained in this  Agreement are, for any reason, held to be invalid, illegal, or unenforceable in any respect, such  invalidity, illegality, or unenforceability will not affect the other provisions of this Agreement, and  this Agreement will be construed as if such invalid, illegal or unenforceable provision had never  been contained in this Agreement. If any one or more of the provisions contained in this Agreement  are for any reason held to be excessively broad as to duration, geographical scope, activity or  subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent  compatible with the applicable law.  c. Governing Law; Consent to Personal Jurisdiction.  This Agreement shall be governed by the laws of  the state of Arizona. I hereby expressly consent to the personal jurisdiction and venue of the state  and federal courts located in Maricopa County, Arizona for any lawsuit filed arising from or related  to this Agreement.  d. Waiver.  The waiver by Company of a breach of any provision of this Agreement by me shall not  operate or be construed as a waiver of any other or subsequent breach by me. Company will not be  required to give notice to enforce strict adherence to all terms of this Agreement.  e. Legal and Equitable Remedies.  I agree that it may be impossible to assess the damages caused by  my breach of this Agreement or any of its terms. I agree that any threatened or actual breach of this  Agreement or any of its terms will cause immediate and irreparable injury to Company, and  Company will have the right to enforce this Agreement and any of its provisions by injunction,  specific performance, or other equitable relief, without bond and without prejudice to any other  rights and remedies that Company may have for a breach or threatened breach of this Agreement.  f. Attorney Fees and Costs.  In the event of a legal action or other proceeding arising under this  Agreement, or a dispute regarding any alleged breach, default, claim, or misrepresentation arising  out of or in connection with this Agreement, whether or not a lawsuit or other proceeding is  commenced, the prevailing party shall be entitled to recover its reasonable attorney fees and costs,  whether incurred before suit, during suit, or at the appellate level. The prevailing party shall also be  entitled to recover any attorney fees and costs incurred in litigating the entitlement to attorney fees  and costs, as well as determining or quantifying the amount of attorney fees and costs due to it.  g. Assignment.  The Company may assign this Agreement to any subsidiary, affiliate, or successor. I  agree that I may not assign this Agreement or any part hereof. Any purported assignment by me  shall be null and void from the initial date of purported assignment.    h. Entire Agreement.  This Agreement represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written  or oral, regarding the subject matter of this Agreement; provided, however, that I acknowledge that  I have also entered into a Non‐Disclosure, Non‐Solicitation and Non‐Competition Agreement with  Company, which shall remain in full force and effect. This Agreement may be amended or modified  only with the written consent of both me and Company. No oral waiver, amendment, or  modification shall be effective under any circumstances whatsoever.    EMPLOYEE:    I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW IT WITH INDEPENDENT  LEGAL COUNSEL.    Employee Name: Neil Manning          Employee Signature: /s/ Neil Manning        Date: December 2, 2022          COMPANY:    Array Tech, Inc.    By: /s/ Terrance Collins      Name: Terrance Collins    Title: Chief HR Officer    Date: December 2, 2022